THOMAS PROPERTIES GROUP ADVANCES CAMPUS EL SEGUNDO DEVELOPMENT WITH ACQUISITION OF 46.5 ACRES

-- Site is rare development opportunity on the west side of Los Angeles --

LOS ANGELES--October 13, 2005--Thomas Properties Group, Inc. (Nasdaq: TPGI), through its affiliate, TPG-El Segundo Partners, LLC, has exercised its option to acquire 46.5 acres of land from Federal Express for its Campus El Segundo development in El Segundo, Calif. The company has entitled Campus El Segundo, one of the last undeveloped sites on the west side of Los Angeles, for a 2.175 million-square-foot mixed-use project with commercial, retail and community serving components.

"Acquiring the Campus El Segundo site represents the culmination of a five-year process to entitle and obtain this property," said Executive Vice President, Thomas S. Ricci. "Our entitlement package allows us to offer a variety of building options and configurations to accommodate a wide range of uses. In addition, companies can enjoy a lushly landscaped campus setting in a city that actively seeks to attract and support businesses in its community."

Campus El Segundo is designed to offer a mix of development to serve businesses and community that can include office, research and development, multi-media related uses along with a hotel and health club, restaurants, retail, a day care facility and public service enterprises.

"Our company has a team of professionals with abundant development experience in California and throughout the U.S. A site of this size and in this location gives us the opportunity to develop Campus El Segundo as a signature project for the region and for our company," said James A. Thomas, Chairman and CEO of Thomas Properties Group.

Campus El Segundo offers easy access from both the Century Freeway (105) with a direct on and off ramp, and the San Diego Freeway (405). Adding to the desirability of the location, it is served by a robust public transportation network with an MTA Green Line rail station on the southwest corner. The property is conveniently located in the geographic center of West Los Angeles, less than one mile south of Los Angeles International (LAX) Airport.

Thomas Properties Group intends to develop Campus El Segundo in phases, and will consider selling certain sites to third parties or end users. The company has set aside five acres to be acquired by the City of El Segundo for use as a recreation facility. The City will also construct a new fire station on one acre of dedicated land.

About Thomas Properties Group

Thomas Properties Group, Inc. is a full-service real estate company that owns, acquires, develops and manages office, retail and multi-family properties throughout the United States. The company has four primary areas of focus: property operations, property acquisitions, property development and redevelopment, and investment management. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate ownership, while managing the volatility associated with the real estate industry through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit the company's website at www.tpgre.com.

Forward-Looking Statements

Statements made in this press release that are not historical may contain forward-looking statements. Although Thomas Properties Group believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from Thomas Properties Group's expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management's expectations, see the information under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2004. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.